Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Crossmann Communities, Inc. on Form S-2 pursuant to Rule 462(b) of our report dated February 14, 1997 (August 7, 1997 as to Note 13), appearing in Registration Statement No. 333-33809.

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
September 10, 1997